                                                                   EXHIBIT 10.18

[NETSCAPE LOGO]                                             Netscape Agreement #
                                                                 004574-1

                               AMENDMENT No. 1 TO
                           Bookmark Program Agreement

This Amendment No. 1 (the "Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and Goto.com, a company organized under the laws of Delaware, with principal offices at 130 West Union St., Pasadena, CA 91103 ("Participant") and effective as of the date of execution by Netscape ("Amendment Effective Date").

WHEREAS, the parties have entered into a Bookmark Program Agreement effective 8/1, 1998 (the "Agreement"); and

WHEREAS, the parties wish to modify the provisions of such Agreement;

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1.   A.   The "Version" (as referenced on the Cover Sheet) is updated from 4.06 to 4.5 Beta.

     B. The "Period" (as referenced on the Cover Sheet) during which this Agreement is in force, is extended to begin on "7/15/98" and still continue until 7/31/99.

     C. The "per Click" charge (as referenced on the Cover Sheet) will be waived for the first 16 days from 7/15/98 until 7/31/98.

2. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment as in the Agreement.

3. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

NETSCAPE COMMUNICATIONS                                "PARTICIPANT"
CORPORATION

By: /s/ Noreen G. Bergin                     By: /s/ Stephanie A. Sarka
    ----------------------------                 ----------------------------
            Signature                                    Signature

Name: Noreen G. Bergin                       Name: Stephanie A. Sarka
      --------------------------                   --------------------------
          Print or Type                                 Print or Type

Title: Senior Vice President,                Title: SVP Marketing
       Finance & Corporate                          -------------------------
       Controller
       -------------------------

Date: 7/28/98                                Date: 7/13/98
      --------------------------                   --------------------------


BM Contract 4.06-4 Shots Amendment doc                                JDD7/10/95
Amendment No. __                                                     Rev. 032398
CONFIDENTIAL

[NETSCAPE LOGO]

                      NETSCAPE COMMUNICATIONS CORPORATION
                           BOOKMARK PROGRAM AGREEMENT
                                  Cover Sheet
                                No. [ILLEGIBLE]


GoTo.com, Inc. (GoTo.com)
-----------------------------------------------------------------------------
                 Full legal name of Participant ("Participant")

130 West Union Street,                   Pasadena     CA           91103
-----------------------------------------------------------------------------
Address of Participant's Principal         City      State      Zip/Country
Place of Business

Contact: Stephanie Sarka      Phone: 626/535-2808   Fax: 626/535-2701
                              E-mail: stephanie@goto.com

130 West Union Street,                   Pasadena     CA           91103
-----------------------------------------------------------------------------
Bill To Address                            City      State      Zip/Country

Participant is organized in the state of Delaware

IMPORTANT NOTICE: UPON EXECUTION BY THE PARTIES, THIS NETSCAPE COMMUNICATIONS CORPORATION ("NETSCAPE") BOOKMARK PROGRAM AGREEMENT, OF WHICH THIS PAGE IS A COVER SHEET, ALLOWS PARTICIPANT TO PARTICIPATE IN THE BOOKMARK PROGRAM AS DESCRIBED HEREIN. BY SIGNING THIS COVER SHEET, PARTICIPANT AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED (COLLECTIVELY, THE "AGREEMENT"). FAILURE TO COMPLY WITH THIS AGREEMENT MAY RESULT IN TERMINATION.

Bookmark Production Information:

  Netscape client software: Netscape-distributed Local Language Versions of the Netscape Communicator

  Version(s): Netscape Communicator 4.06 release (and all future "4.x" releases between 8/1/98 and 7/31/99)

  Bookmark Category: Search

  Bookmark Title (no more than 25 characters): GoTo.com

  Bookmark URL: http://www.goto.com/

  Local Language: US.English

  Platform(s): All platforms made generally commercially available by Netscape.

  Period: 8/1/98 - 7/31/99

Payment Terms:

Cost Per Click: $0 Engineering Fee plus $0.10 cost per Click for 12 months. Payable in accordance with the following schedule: $0.10 per Click per month, with no annual cap. All totals are stated net of Participant's agency discount.

All amounts payable to Netscape must be paid in a single payment within 30 days of the date of Netscape's invoice. All payments shall be made by wire transfer or remittance in accordance with Netscape's instructions on such invoice. Past due amounts shall bear interest at the lower of 1-1/2% per month or the maximum rate allowed by law until paid in full.

  GOTO.COM GO2 TECHNOLOGIES, INC.         NETSCAPE COMMUNICATIONS CORPORATION

By: /s/ Stephanie A. Sarka                By: /s/ Noreen G. Bergin
    -------------------------------           -------------------------------

Name: Stephanie A. Sarka                  Name: Noreen G. Bergin
      -----------------------------             -----------------------------

Title: SVP Mktg.                          Title: Senior Vice President,
                                                 Finance & Corporate Controller
       ----------------------------              ----------------------------

Date: 7/9/98                              Date of Acceptance
      -----------------------------       ("Effective Date"): 7/28/98
                                                              ---------------

                                          Address: 501 East Middlefield Road,
                                                   Mountain View, CA 94043

                      BOOKMARK PROGRAM TERMS & CONDITIONS

1. Definitions. "Advertisement" means the graphic (GIF) file, or file of such other format as Netscape may designate from time to time, supplied by Participant to be published by Netscape on Netscape's U.S. English-Language Web Site and which may contain a link to Participant's web site or to a web site specified by Participant. "Bookmark" means a graphic HTML link to a Bookmark URL as such Bookmarks are included in the functionality of the Netscape Communicator. "Bookmark Folder" means the collection of Bookmarks, grouped by topic and included in one folder in a Netscape Communicator Bookmark menu. "Bookmark Title" means the descriptive name of Participant's Bookmark as set forth in the Cover Sheet. "Bookmark URL" means the URL which Participant specifies as the Internet address linked to Participant's Bookmark. "Bookmarked Page" means the Internet page located at the Bookmark URL and accessed when an End User selects Participant's Bookmark. "Click" means an action typically resulting from an End User positioning their mouse cursor on a clickable hyperlink and selecting or clicking on that hyperlink. "Clicks" are counted as a redirection of a user's click through the Netscape server access logs to the Participants Bookmark URL. "End User" means any individual who deploys the Netscape Communicator software. "Local Language" means the language Version of the Netscape Communicator as such language is specified in the Cover Sheet. "Netscape Communicator" means the unmodified Local Language Version of Netscape-distributed and pre-configured Internet client software. "Participant's Bookmark" means the Bookmark Title and Bookmark URL selected by Participant for inclusion in this Bookmark program, and as such Bookmark Title and Bookmark URL are set forth in the Cover Sheet. "Platform" means the software operating system platform specified in the Cover Sheet. "Rate Card" means the information regarding Netscape advertising services, rates, and technical requirements for Participant's submissions for publication on Netscape's U.S. English-language Web Site. "Slotting Fee" means the one-time nonrecurring engineering payment to Netscape by Participant for Participant's inclusion in the Bookmark program. "Version" means a release of the Netscape Communicator client software made commercially available by Netscape and distributed in accordance with this Agreement.

2. Netscape Services. (a) Subject to the terms and conditions of this Agreement, Netscape shall include in certain Versions of the Netscape Communicator, a pre-loaded Bookmark for access to the Bookmark URL, as specified by Participant on the Cover Sheet. The Participant's Bookmark shall be included in Versions of the Netscape Communicator localized into the Local Language and configured for the Platforms. Participant hereby acknowledges that the Bookmark, although preset in the shipping Version of the Netscape Communicator, may be reconfigured, customized or deleted by an End User. (b) Netscape will create an index of topical bookmarks which will appear in a drop-down menu when an End User selects a particular toolbar within the Netscape Communicator user interface. Netscape may revise the Netscape Communicator's user interface, provided that Participant's Bookmark shall be included in any such revisions.

3. Fees and Taxes. (a) For the benefits and services provided by Netscape to Participant hereunder, Participant shall pay Netscape the fees set forth on the Cover Sheet. Netscape will issue a report and invoice Participant on a monthly basis for the payment due based on the Clicks received by Participant's Bookmark. Such report and invoice amount shall be Confidential Information. (b) All payments by Participant are in U.S. Dollars and are exclusive of any applicable taxes. Participant shall pay, indemnify and hold Netscape harmless from all import duties, customs fees, levies or imports, and all sales, use, value added, consumption, withholding or other taxes of any nature, other than taxes on Netscape's net income, including penalties and interest, and all government permit or license fees assessed upon or with respect to any payments by Participant (except to the extent Participant provides Netscape with a valid tax exemption certificate). If any applicable law requires Participant to withhold amounts from any payments to Netscape hereunder, (i) Participant shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Participant upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

4. Participant Obligations. This Section 4 shall only apply if and when Participant includes any other third party buttons, trademarks or logos or otherwise promotes third parties on its Web Site. (a) During the term of this Agreement, Participant agrees to display the "Netscape Now" button prominently above the fold on the Bookmarked Page. Participant will produce the Bookmarked Page such that when an End User presses or "clicks" on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the End User's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. On the Bookmarked Page, the Netscape Now button shall be top-most and left-most, and equal to or greater in size and prominence than the virtual button or other graphic for any third party Internet client or server software or online service. Participant shall use reasonable commercial efforts promptly to remedy any misplacement of the Netscape Now button on the Bookmarked Page or any malfunctioning of the button, provided Netscape will cooperate with Participant to remedy any such misplacement or malfunctioning, and provided further that Participant shall not incur liability for any failure to remedy such misplacement or malfunctioning if such remedy is not within the reasonable control of Participant. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Participant and Participant shall produce the Bookmarked Page to conform to such successor program, provided Participant's obligations under such successor program shall not be materially increased. Netscape hereby grants Participant a nonexclusive, nontransferable, license to perform and display the Netscape Now button directly in connection with fulfilling the obligations set forth above. Participant's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Website. Participant acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Participant's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right in immediately suspend such use of the Netscape Now button. Participant understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape New button and associated trademarks will inure to the benefit of Netscape. Participant agrees not to register or use any trademark that is similar to the Netscape Now button. Participant further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products. (b) Participant will use reasonable commercial efforts promptly to remedy any material malfunctioning of Participant's Bookmark Advertisement and the Bookmarked Page. Participant warrants that Participant's Bookmark Advertisement and the Bookmarked Page will function in accordance with the specifications for this Bookmark Program or the Netscape Advertising Program. In the case of a breach of the warranties in this Section 4(b) (and in addition to any rights Netscape may have), Participant shall remedy such nonconforming, unsuitable or inaccurate Advertisement, Participant's Bookmark or Bookmarked Page within a reasonable period of time (not to exceed 10 days) of notice of each condition.

5. Right to Refuse. Netscape will have the right to review the contents and format of Participant's Bookmark, the Bookmarked Page, Advertisement and/or any material to which End Users can link through the Bookmarked Page or the Advertisement. If Netscape, in its sole discretion, at any time determines that the contents and format of Participant's Bookmark, the Bookmarked Page, Advertisement and/or any material to which End Users can link through the Bookmarked Page or the Advertisement contains any material, or presents any material in a manner that Netscape deems inappropriate for any reason, Netscape will inform Participant of the reason Netscape has made such determination and may (i) refuse to include Participant's Bookmark, Advertisement or Bookmark URL in the Netscape Communicator, and/or (ii) immediately terminate this Agreement if Participant has not revised to Netscape's reasonable satisfaction the contents and format of Participant's Bookmark, the Bookmarked Page, Advertisement and/or any material to which End User's can link through the Bookmarked Page or the Advertisement within 1 business day of written notice from Netscape. If Netscape, in its sole discretion, at any time determines that pages on Participant's web site linked to the Bookmarked Page contain any material, or presents any material in a manner that Netscape deems inappropriate for any reason, Netscape may immediately terminate this Agreement upon notice to Participant. Netscape reserves the right to refuse to include any Bookmark for any reason whatsoever.

6. Responsibility. Participant is solely responsible for any liability arising out of or relating to Participant's Bookmark, the Bookmarked Page, Advertisement and/or any material to which End Users can link through the Bookmarked Page or the Advertisement. Participant represents and warrants that it holds the necessary rights to permit the use of the Participant's Bookmark and Advertisement by Netscape for the purpose of this Agreement and that the permitted use, reproduction, distribution, or transmission of Participant's Bookmark, the Bookmarked Page, Advertisement and any material to which End Users can link through the Bookmarked Page or the Advertisement will not violate any local laws or applicable international laws, any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity. Participant agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Participant's breach of any of the foregoing representations and warranties.

7. Limitation of Liability. (a) IN NO EVENT WILL NETSCAPE BE LIABLE TO PARTICIPANT FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT NETSCAPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. NETSCAPE'S TOTAL LIABILITY HEREUNDER, WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO AND SHALL NOT EXCEED AMOUNTS RECEIVED FROM PARTICIPANT HEREUNDER. (b) The parties have agreed that the limitations and exclusions of liability specified in this Agreement will survive and apply even if any limited remedy specified in this Agreement will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose. (c) Participant acknowledges that Netscape has entered into this Agreement in reliance upon the limitations of liability and the disclaimers of damages set forth herein, and that the same form an essential basis of the bargain and allocation of risks between the parties.

8. Confidentiality. (a) "Confidential Information" shall mean this Agreement (including but not limited to any monthly reports and invoices) and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure except for information which the receiving party can demonstrate (A) is previously rightfully known to the receiving party without restriction or disclosure; (B) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (C) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosures; or (D) is independently developed by the receiving party without access to the

[Company Name]
Bookmark Program Agreement
CONFIDENTIAL

Confidential Information. Each receiving party shall at all times, both during the term hereof and for a period of at least three (3) years after termination, keep in confidence all the disclosing party's Confidential Information using a standard of care the receiving party uses with its own information of this nature, but in no event less than reasonable care. The receiving party shall not use the disclosing party's Confidential Information other than in the course of its duties hereunder. Neither party acquires any intellectual property rights under this Agreement or through any disclosure hereunder, except the limited right to use such Confidential Information in accordance with this Agreement. The Confidential Information under this Agreement is delivered "AS IS" and all representations or warranties, whether express or implied, including warranties or conditions for fitness for a particular purpose, merchantability, title and noninfringement are hereby disclaimed. Without the prior written consent of the disclosing party, the receiving party shall not disclose the disclosing party's Confidential Information except on a "need to know" basis to an employee or contractor under binding obligations of confidentiality substantially similar to those set forth herein. If a receiving party is legally compelled to disclose any of the disclosing party's Confidential Information, then, prior to such disclosure, the receiving party will (x) assert the privileged and confidential nature of the Confidential Information and (y) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with the applicable legal requirements.

9. RECORDS; AUDIT: Netscape shall maintain accurate records reflecting the number of billable Clicks recorded on Netscape's server access logs. At Participant's expense, Participant shall have the right, at a mutually agreeable time during normal business hours and upon at least 15 business days prior notice, to conduct an audit to verify Click data upon which invoices are based.

10. TERMINATION. (a) Participant may terminate Netscape's right to incorporate Participant's Bookmark into new Versions of the Netscape Communicator on 90 days written notice to Netscape. Following such 90 day period, Netscape may continue to distribute any Versions of the Netscape Communicator which were released during the term of this Agreement (b) Netscape may terminate this Agreement on 30 days written notice to Participant or as provided in Section 5. Following any termination or expiration of this Agreement, Netscape may continue to distribute any Netscape Communicator which was released during the term of this Agreement. (c) The provisions of Section 1 (Definitions), Section 3 (Fees and Taxes), Section 6 (Responsibility), Section 7 (Limitation of Liability), Section 8 (Confidentiality) and Section 11 (General) will survive any termination or expiration of this Agreement. Any rights Netscape has to distribute a Version of the Netscape Communicator which includes Participant's Bookmark, will also survive termination or expiration of this Agreement. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement shall also survive.

11. GENERAL. (a) The parties hereto are independent contractors and shall have no power or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name. This Agreement shall not be construed to create or imply any partnership, agency, joint venture, or any other form of legal association between the parties. (b) Participant may not assign this Agreement in whole or in part, by operation of law or otherwise, without Netscape's prior written consent, and any attempted assignment of this Agreement by Participant without such consent will be null and void. Netscape may assign this Agreement or its rights hereunder, or delegate its duties hereunder. This Agreement shall apply to and bind any permitted successor or assigns of the parties hereto. (c) Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute. The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in Santa Clara County, California. The results of any arbitration will be final and non-appealable, except that either party may petition any court of competent jurisdiction to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern this Agreement. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations. (d) Neither party will be liable to the other party for any failure or delay in performance caused by reasons beyond such party's reasonable control, and such failure or delay will not constitute a breach of this Agreement. (e) Any notices under this Agreement shall be in English, in writing, and sent by confirmed facsimile, internationally-recognized express delivery service, or certified or registered mail, return receipt requested, to the address specified in the Cover Sheet, or such other address as the party specifies in writing. Notice by confirmed facsimile or express delivery service will be deemed received and effective upon delivery. Notice by certified or registered mail will be deemed received and

[Company Name]
Bookmark Program Agreement
CONFIDENTIAL                           4                              Rev. 63098

JDD 2c
effective 5 days after dispatch. Notices to Netscape shall be to the attention of the Legal Department, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043. (f) The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party. (g) If one or more of the provisions contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable statute or rule of law, then such provision will be considered inoperable to the extent of such invalidity, illegality or unenforceability, and the remainder of this Agreement will continue in full force and effect. The parties hereto agree to replace any such invalid, illegal or unenforceable provision with a new provision that has the most nearly similar permissible economic and legal effect. (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the Cover Sheet hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.
(i) Participant will not issue a press release regarding the activities described in this Agreement without Netscape's prior written consent. Participant will not disclose the existence of this Agreement until after Netscape publicly issues a press release regarding this Agreement. (j) This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and verbal) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. (k) duly authorized representatives of the parties hereto have executed the Cover Sheet to this Agreement.

                                       5